UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 9, 2012, United Insurance Holdings Corp. (the Company, we, our) issued a press release relating to our earnings for the first quarter ended March 31, 2012 (the Earnings Release). We have attached a copy of the Earnings Release as Exhibit 99.1. The information furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

Our 2012 Annual Meeting of Stockholders was held on May 8, 2012, to consider and act upon the two proposals listed below, both of which were approved and adopted. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: Election of the persons named below to serve as Class A Directors for a one-year term that expires at our 2013 Annual Meeting of Stockholders, and election of the persons named below to serve as Class B Directors for a two-year term that expires at our 2014 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Class A Directors
Gregory C. Branch	6,047,590	1,891,464	854,245
Kent G. Whittemore	6,087,433	1,851,621	854,245
Class B Directors
Alec L. Poitevint, II	6,057,590	1,881,464	854,245
Kern M. Davis	6,087,433	1,851,621	854,245
William H. Hood, III	6,087,433	1,851,621	854,245

Proposal 2: Ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for 2012.

For	Against	Abstained
7,424,746	935,981	432,572

Item 9.01. Financial Statements and Exhibits

We furnish Exhibit 99.1, a copy of the press release we issued on May 9, 2012, herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 9, 2012	By:	/s/ John F. Rohloff
John F. Rohloff, Interim Chief Financial Officer (principal financial officer and principal accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on	May 9, 2012